                                                                   EXHIBIT 10.10

                                                            MM Equity No. ______


                                  OFFICE LEASE

     THIS LEASE, made as of this ____ day of ________, 1999 by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Landlord") through its agent CORNERSTONE REAL ESTATE ADVISERS, INC., having an address at 311 South Wacker Drive, Suite 980, Chicago, Illinois 60606 and PIVOTAL SOFTWARE USA, INC., a Washington corporation ("Tenant") having its principal office at 224 W. Esplande, Suite 300, North Vancouver, British Columbia, CANADA V7M3M6.

                               TABLE OF CONTENTS

ARTICLE   TITLE                                                            PAGE
1.        BASIC PROVISIONS.............................................     1
2.        PREMISES, TERM AND COMMENCEMENT DATE.........................     2
3.        RENT.........................................................     2
4.        TAXES AND OPERATING EXPENSES.................................     3
5.        LANDLORD'S WORK, TENANT'S WORK, ALTERATIONS AND ADDITIONS....     4
6.        USE..........................................................     5
7.        SERVICES.....................................................     6
8.        INSURANCE....................................................     7
9.        INDEMNIFICATION..............................................     8
10.       CASUALTY DAMAGE..............................................     9
11.       CONDEMNATION.................................................     9
12.       REPAIR AND MAINTENANCE.......................................    10
13.       INSPECTION OF PREMISES.......................................    11
14.       SURRENDER OF PREMISES........................................    11
15.       HOLDING OVER.................................................    11
16.       SUBLETTING AND ASSIGNMENT....................................    11
17.       SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION...........    12
18.       ESTOPPEL CERTIFICATE.........................................    13
19.       DEFAULTS.....................................................    13
20.       REMEDIES OF LANDLORD.........................................    14
21.       QUIET ENJOYMENT..............................................    15
22.       ACCORD AND SATISFACTION......................................    15
23.       SECURITY DEPOSIT.............................................    15
24.       BROKERAGE COMMISSION.........................................    16
25.       FORCE MAJEURE................................................    16
26.       PARKING......................................................    17
27.       HAZARDOUS MATERIALS..........................................    18
28.       ADDITIONAL RIGHTS RESERVED BY LANDLORD.......................    19
29.       DEFINED TERMS................................................    20
30.       MISCELLANEOUS PROVISIONS.....................................    22
31.       ADDITIONAL PROVISIONS........................................    26

EXHIBITS

Exhibit A    Plan Showing Property and Premises
Exhibit B    Landlord's Work Letter
Exhibit C    Intentionally Deleted
Exhibit D    Building's Rules and Regulations; Janitorial Specifications
Exhibit E    Commencement Date Confirmation
Exhibit F    Guaranty

                                   ARTICLE 1.

                                BASIC PROVISIONS



A.   TENANT'S TRADE NAME:          Pivotal Software USA, Inc.

B.   TENANT'S ADDRESS:             224 W. Esplande, Suite 300, North Vancouver
                                   British Columbia, CANADA V7M3M6

C.   OFFICE BUILDING NAME:         O'Hare Commerce Center
     ADDRESS:                      1111 East Touhy Avenue
                                   Des Plaines, IL 60018

D.   PREMISES: SUITE/UNIT NO.:     550
     SQUARE FEET (RENTABLE):       8,309

E.   LANDLORD:                     Massachusetts Mutual Life Insurance Company

F.   LANDLORD'S ADDRESS:           c/o Cornerstone Real Estate Advisers, Inc.
                                   311 South Wacker Drive, Suite 980
                                   Chicago, Illinois 60606

G.   BUILDING MANAGER/ADDRESS:     Grubb & Ellis Management Services, Inc.
                                   999 East Touhy Avenue
                                   Des Plaines, Illinois 60018

H.   COMMENCEMENT DATE:            June 1, 1999

I.   EXPIRATION DATE:              May 31, 2004

J.   SECURITY DEPOSIT:             $12,636.60

K.   MONTHLY RENT:

     MONTH OF TERM      MONTHLY RENT       ANNUAL RENT       ANNUAL RENT/RSF
     -------------      ------------       -----------       ---------------
         1-12            $12,636.60        $151,639.20           $18.25
        13-24            $12,982.81        $155,793.72           $18.75
        25-36            $13,329.02        $159,948.24           $19.25
        37-48            $13,675.23        $164,102.76           $19.75
        49-60            $14,021.44        $168,257.28           $20.25

L.   OPERATING EXPENSES BASE:      The actual amount of Operating Expenses for
                                   calendar year 1999

M.   TAX BASE:                     The actual amount of Taxes for calendar year
                                   1999 (i.e. the ad valorem real estate taxes payable in 1999)

N.   TENANT'S PRO RATA SHARE:      5.39%. Tenant's Pro Rata Share shall be
                                   determined by and adjusted by Landlord from time to time (but shall not be readjusted sooner than the commencement of the second
                                   Lease year), by dividing the Tenant's
                                   Rentable Square Feet of the Premises by the rentable area of the Building and multiplying the resulting quotient, to the second decimal place, by one hundred. THE RENTABLE SQUARE FEET OF THE PREMISES AND THE RENTABLE AREA OF THE BUILDING SHALL BE COMPUTED BY LANDLORD IN ACCORDANCE WITH BOMA STANDARD ANSI/BOMA Z65.1-1996.

O.   NORMAL BUSINESS HOURS OF BUILDING:

     Monday through Friday: 8:00 a.m. to 6:00 p.m.
     Saturday: 8:00 a.m. to 1:00 p.m.
     Sunday: Closed

P.   BROKERS:                      Grubb & Ellis Company, CB/Richard Ellis, Inc.

Q.   PARKING FEE:                  N/A

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The capitalized terms, and the terms defined in Article 29, shall have the meanings set forth herein or therein (unless otherwise modified in the Lease) when used as capitalized terms in other provisions of the Lease.



                                   ARTICLE 2.

                      PREMISES, TERM AND COMMENCEMENT DATE

Landlord hereby leases and demises to the Tenant and Tenant hereby takes and leases from Landlord that certain space identified in Article 1 and shown on a plan attached hereto as Exhibit A ("Premises") for a term ("Term") commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1, unless sooner terminated as provided herein, subject to the provisions herein contained. The Commencement Date set forth in Article 1 shall be advanced to such earlier date as Tenant commences occupancy of the Premises for the conduct of its business. Such date shall be confirmed by execution of the Commencement Date Confirmation in the form as set forth in Exhibit E. If Landlord delays delivering possession of the Premises or substantial completion of any Landlord's Work under Exhibit B, this Lease shall not be void or voidable, except as provided in Article 5, and Landlord shall have no liability for loss or damage resulting therefrom.



                                   ARTICLE 3.

                                      RENT

A. MONTHLY RENT. Tenant shall pay Monthly Rent in advance on or before the first day of each month of the Term. If the Term shall commence and end on a day other than the first day of a month, the Monthly Rent for the first and last partial month shall be prorated on a per diem basis. Upon the execution of this Lease, Tenant shall pay one installment of Monthly Rent for the first full month of the Term and a prorated Monthly Rent for any partial month which may precede it.

B. ADDITIONAL RENT. All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease, including, without limitation, its share of increases in Taxes and Operating Expenses, shall be deemed Additional Rent.

C. RENT. Monthly Rent, Additional Rent, Taxes and Operating Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as "Rent", and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

D. PLACE OF PAYMENT, LATE CHARGE, DEFAULT INTEREST. Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to Landlord at the Building Manager's address listed in Article 1, or to such other person and/or address as Landlord may designate in writing, without any prior notice or demand therefor and without deduction or set-off or counterclaim and without relief from any valuation or appraisement laws. In the event Tenant fails to pay rent due under this Lease within ten (10) days of due date of said Rent, Tenant shall pay to Landlord a late charge of ten percent (10%) on the amount overdue. Any Rent not paid when due shall also bear interest at the Default Rate.

                                   ARTICLE 4.

                          TAXES AND OPERATING EXPENSES

A. PAYMENT OF TAXES AND OPERATING EXPENSES. It is agreed that during each Lease Year beginning with the first month of the second Lease Year and each month thereafter during the original Lease Term, or any extension thereof, Tenant shall pay to Landlord an Additional Rent, at the same time as the Monthly Rent is paid, an amount equal to one-twelfth (1/12) of Landlord's estimate (as determined by Landlord in its sole discretion) of Tenant's Pro Rata Share of any projected increase in the Taxes or Operating Expenses for the particular Lease Year in excess of the Tax Base or Operating Expenses Base, as the case may be (the "Estimated Escalation Increase"). A final adjustment (the "Escalation Reconciliation") shall be made between the parties as soon as practicable following the end of each Lease Year comparing the actual increase in Tenant's Pro Rata Share of Taxes or Operating Expenses in excess of the Tax Base or the Operating Expenses Base, as the case may be, to the Estimated Escalation Increase.

As soon as practicable following the end of each Lease Year, Landlord shall submit to Tenant a statement setting forth the Estimated Escalation Increase for the following Lease Year. Beginning with said statement for the second Lease Year, it shall also set forth the Escalation Reconciliation for the Lease Year just completed. To the extent that the Escalation Reconciliation is different from the Estimated Escalation Increase upon which Tenant paid Rent during the Lease Year just completed, Tenant shall pay Landlord the difference in cash within thirty (30) days following receipt by Tenant of such statement from Landlord, or receive a credit on future Rent owing hereunder (or cash if there is no future Rent owing hereunder) as the case may be. Until Tenant receives such statement, Additional Rent for the new Lease Year shall continue to be paid at the rate being paid for the particular Lease Year just completed, but Tenant shall commence payment to Landlord of the monthly installment of Additional Rent on the basis of said statement beginning on the first day of the month following the month in which Tenant receives such statement. In addition to the above, if, during any particular Lease Year, there is a change in the information on which Landlord based the estimate upon which Tenant is then making its payment of Estimated Escalation Increase so that such Estimated Escalation Increase furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such Estimated Escalation Increase by notifying Tenant, and there shall be such adjustments made in the Additional Rent on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of Additional Rent then being paid by Tenant for the balance of the Lease Year (but in no event shall any such decrease result in a reduction of the rent below the Monthly rent plus all other amounts of Additional Rent), PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY SUCH REVISION ADJUSTMENT BE MADE MORE THAN ONE TIME IN ANY LEASE YEAR. Landlord's and Tenant's responsibilities with respect to the Additional Rent described herein shall survive the expiration or early termination of this Lease.

If the Building is not fully occupied during any particular Lease Year, Landlord may adjust those Operating Expenses which are affected by Building occupancy for the particular Lease Year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of all such rentable area of the Building.

B. DISPUTES OVER TAXES OR OPERATING EXPENSES. If Tenant disputes the amount of an Escalation Reconciliation or an Estimated Escalation Increase, Tenant shall give Landlord written notice of such dispute within sixty (60) days after Landlord advises Tenant of same. Tenant's failure to give such notice shall constitute a waiver of its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall have the right to engage its own accountants ("Tenant's Accountants") for the purpose of verifying the accuracy of the Escalation Reconciliation statement in dispute, or the reasonableness of the Estimated Escalation statement in dispute. If Tenant's Accountants determine that an error has been made, Landlord and Tenant's Accountants shall endeavor to agree upon the matter, failing which Landlord and Tenant's Accountants shall jointly select an independent certified public accounting firm (the "Independent Accountant") which firm shall conclusively determine whether the Escalation Reconciliation is accurate or whether the Estimated Escalation Increase is reasonable, and if not, what amount is accurate or reasonable, as the case may be. Both parties shall be bound by such determination. If Tenant's Accountants do not participate in choosing the Independent Accountant within 20 days after written notice by Landlord, then Landlord's determination of the accuracy of the Escalation Reconciliation statement or the reasonableness of the Estimated Escalation Increase Statement, as the case may be, shall be conclusive and Tenant shall be bound thereby. All costs incurred by Tenant in obtaining Tenant's Accountants and the cost of the Independent Accountant shall be paid by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord (or found to have conclusively occurred by the Independent Accountant), of more than seven (7%) in the computation of the total amount of Taxes or Operating Expenses as set forth in the statement submitted by Landlord with respect to the matter in dispute; in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audits. Tenant shall continue to timely pay Landlord the amount of the prior year's Additional Rent determined to be incorrect as aforesaid until the parties have concurred as to the appropriate Additional Rent or have deemed to be bound by the determination of the Independent Accountant in accordance with the preceding terms. Landlord's delay in submitting any statement contemplated herein for any Lease Year shall not affect the provisions of this Paragraph, nor constitute a waiver of Landlord's rights as set forth herein for said Lease Year or any subsequent Lease Years during the Term or any extensions thereof.


                                   ARTICLE 5.

                   LANDLORD'S WORK, ALTERATIONS AND ADDITIONS

A. LANDLORD'S WORK. Landlord shall construct the Premises in accordance with Landlord's obligations as set forth in the work letter attached hereto as Exhibit B, and hereinafter referred to as "Landlord Work." Landlord will deliver the Premises to Tenant with all of Landlord's Work completed (except for minor and non-material punch list items on or before the Commencement Date. If Landlord is delayed in completing Landlord's Work by strike, shortages of labor or materials, delivery delays or other matters beyond the reasonable control of Landlord, then Landlord shall give notice thereof to Tenant and the Commencement Date shall be postponed for an equal number of days as the delay as set forth in the notice. Providing, however, if such delays exceed one hundred and twenty
(120) days, then either Landlord or Tenant upon notice to the other shall have the right to terminate this Lease without liability to either party. UPON SUCH TERMINATION, LANDLORD SHALL REASONABLY PROMPTLY RETURN TO TENANT ANY MONIES PAID TO LANDLORD, INCLUDING, BUT NOT LIMITED TO, AMOUNTS PAID BY TENANT IN EXCESS OF THE ALLOWANCE (AS DEFINED IN EXHIBIT B) FOR LANDLORD'S WORK. If the Commencement Date is postponed as aforesaid, Tenant agrees upon request of Landlord to execute a writing confirming the Commencement Date on such form as set forth in Exhibit E attached hereto.

B.   INTENTIONALLY DELETED.

C. ALTERATIONS. Tenant shall make no alterations or additions to the Premises without the prior written consent of the Landlord, which consent Landlord may grant or withhold in its sole discretion, PROVIDED, HOWEVER, THAT TENANT MAY MAKE ALTERATIONS OF A PURELY NON-STRUCTURAL, DECORATIVE NATURE WITHOUT LANDLORD'S PRIOR WRITTEN CONSENT IF TENANT PROVIDES LANDLORD WITH REASONABLE PRIOR NOTICE OF SUCH ALTERATIONS AND SUCH ALTERATIONS DO NOT (a) REQUIRE THE ISSUANCE OF A BUILDING PERMIT, (b) EXCEED $10,000, OR (c) AFFECT THE BASE BUILDING MECHANICAL, ELECTRICAL OR PLUMBING SYSTEMS OR EQUIPMENT IN THE BUILDING.

D. LIENS. Tenant will not cause or permit any mechanic's, materialman's or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant's interest in this Lease in connection with work done under this Article or in connection with any other work. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days from the date of their existence. If Tenant fails to do so, Landlord may pay the amount or take such other action as Landlord deems necessary to remove any such lien or encumbrance, without being responsible to investigate the validity thereof. The amounts so paid and cost incurred by Landlord shall be deemed Additional Rent under this Lease and payable in full upon demand.

E. COMPLIANCE WITH ADA. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that responsibility for compliance with the Americans With Disabilities Act of 1990 (the "ADA") shall be allocated as follows: (i) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all Common Areas, including exterior and interior areas of the Building not included within the Premises or the premises of other tenants; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovation, alterations or repairs are made by Landlord for the purpose of improving the Building generally or are done as Landlord's Work and the plans and specifications for the Landlord's Work were prepared by Landlord's architect or space planner and were not provided by Tenant's architect or space planner; (iii) Tenant shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant's architect or space planner.

                                   ARTICLE 6.

                                      USE

A. USE. Tenant shall use the Premises for general office purposes, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Building's Rules and Regulations attached as Exhibit D hereto. Tenant and its invitees shall also have the non-exclusive right, along with other tenants of the Building and others authorized by Landlord, to use the Common Areas subject to such rules and regulations as Landlord in its REASONABLE discretion may impose from time to time, WHICH RULES AND REGULATIONS SHALL BE APPLIED IN A NONDISCRIMINATORY MANNER.

B. RESTRICTIONS. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs or tends to impair the character, reputation or appearance of the Building as a first class office building; (c) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; or (d) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building.

C. COMPLIANCE WITH LAWS. Tenant shall keep and maintain the Premises, its use thereof and its business in compliance with all governmental laws, ordinances, rules and regulations. Tenant shall comply with all Laws relating to the Premises and Tenant's use thereof, including without limitation, Laws requiring the Premises to be closed on Sundays or any other days or hours and Laws in connection with the health, safety and building codes, and any permit or license requirements. Landlord makes no representation that the Premises are suitable for Tenant's purposes.

                                   ARTICLE 7.

                                    SERVICES

A. CLIMATE CONTROL. Landlord shall furnish heat or air conditioning to the Premises during Normal Business Hours of Building as set forth in Article 1 as required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises. If Tenant requires heat or air conditioning at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay all of Landlord's charges therefor on demand.

The performance by Landlord of its obligations under this Article is subject to Tenant's compliance with the terms of this Lease including any connected electrical load established by Landlord. Tenant shall not use the Premises or any part thereof in a manner exceeding the heating, ventilating or air-conditioning ("HVAC") design conditions (including any occupancy or connected electrical load conditions), including the rearrangement of partitioning which may interfere with the normal operation of the HVAC equipment, or the use of computer or data processing machines or other machines or equipment in excess of that normally required for a standard office use of the Premises. If any such use requires changes in the HVAC or plumbing systems or controls servicing the Premises or portions thereof in order to provide comfortable occupancy, such changes may be made by Landlord at Tenant's expense and Tenant agrees to promptly pay any such amount to Landlord as Additional Rent.

B. ELEVATOR SERVICE. If the Building is equipped with elevators, Landlord, during Normal Business Hours of Building, shall furnish elevator service to Tenant to be used in common with others. At least one elevator shall remain in service during all other hours. Landlord may designate a specific elevator for use as a service elevator.

C. JANITORIAL SERVICES. Landlord shall provide janitorial and cleaning services to the Premises, substantially as described in Exhibit D attached hereto. Tenant shall pay to Landlord on demand the reasonable costs incurred by Landlord for (i) any cleaning of the Premises in excess of the specifications in Exhibit D for any reason including, without limitation, cleaning required because of (A) misuse or neglect on the part of Tenant or Tenant's agents, contractors, invitees, employees and customers, (B) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (C) interior glass partitions or unusual quantities of interior glass surfaces, and (D) non-building standard materials or finishes installed by Tenant or at its request; and (ii) removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord's standard cleaning times.

D. WATER AND ELECTRICITY. Landlord shall make available domestic water in reasonable quantities to the common areas of the Building (and to the Premises if so designated in Exhibit B) and cause electric service sufficient for lighting the Premises and for the operation of Ordinary Office Equipment. "Ordinary Office Equipment" shall mean office equipment wired for 120 volt electric service and rated and using less than 6 amperes or 750 watts of electric current or other office equipment approved by Landlord in writing. Landlord shall have the exclusive right to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises. Landlord shall have the exclusive right to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises. Landlord may adopt a system of relamping and ballast replacement periodically on a group basis in accordance with good management practice. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building's electric system, Tenant shall not, without Landlord's prior written consent in each instance, connect appliances or heavy duty equipment, other than ordinary office equipment, to the Building's electric system or make any alteration or addition to the Building's electric system. Should Landlord grant its consent in writing, all additional risers, piping and electrical conductors or other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within 10 days of Landlord's demand therefor. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in Monthly Rent to offset the expected cost to Landlord of such additional service, that is, the cost of the additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment. If Landlord and Tenant cannot agree thereon, such cost shall be determined by an independent electrical engineer, to be selected by Landlord and paid equally by both parties.

E. SEPARATE METERS. If the Premises are separately metered for any utility, Tenant shall pay a utility charge to Landlord (or directly to the utility company, if possible) based upon the Tenant's actual consumption as measured by the meter. Landlord also reserves the right to install separate meters for the Premises to register the usage of all or any one of the utilities and in such event Tenant shall pay for the cost of utility usage as metered to the Premises and which is in excess of the usage reasonably anticipated by Landlord for normal office usage of the Premises. Tenant shall reimburse Landlord for the cost of installation of meters if Tenant's actual usage exceeds the anticipated usage level by more than 10 percent. In any event, Landlord may require Tenant to reduce its consumption to the anticipated usage level. The term "utility" for purposes hereof may refer to but is not limited to electricity, gas, water, sewer, steam, fire protection system, telephone or other communication or alarm service, as well as HVAC, and all taxes or other charges thereon.

F. INTERRUPTIONS. Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall however, exercise reasonable diligence to restore any service so interrupted.

G. UTILITIES PROVIDED BY TENANT. Tenant shall make application in Tenant's own name for all utilities not provided by Landlord and shall: (i) comply with all utility company regulations for such utilities, including requirements for the installation of meters, and (ii) obtain such utilities directly from, and pay for the same when due directly to, the applicable utility company. The term "utilities" for purposes hereof shall include but not be limited to electricity, gas, water, sewer, steam, fire protection, telephone and other communication and alarm services, as well as HVAC, and all taxes or other charges thereon. Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at Landlord's option shall repair, alter or replace any such existing items. Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in Article 5. Tenant shall ensure that all Tenant's HVAC equipment, is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation.



                                   ARTICLE 8.

                                   INSURANCE

A. REQUIRED INSURANCE. Tenant shall maintain insurance policies, with responsible companies licensed to do business in the state where the Building is located and satisfactory to Landlord, naming Landlord, Landlord's Building Manager, Cornerstone Real Estate Advisers, Inc., Tenant and any Mortgagee of Landlord, as their respective interests may appear, at its own cost and expense including (i) "all risk" property insurance which shall be primary on the lease improvements referenced in Article 5 and Tenant's property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost; (ii) business interruption insurance, (iii) comprehensive general liability insurance on an occurrence basis with limits of liability in an amount not less than $1,000,000 (One Million Dollars) combined single limit for each occurrence. The comprehensive general liability policy shall include contractual liability which includes the provisions of Article 9 herein.

On or before the Commencement Date of the Lease, Tenant shall furnish to Landlord and its Building Manager, certificates of insurance evidencing aforesaid insurance coverage, including naming Landlord, Cornerstone Real Estate Advisers, Inc. and Landlord's Building Manager as additional insureds. Renewal certificates must be furnished to Landlord at least thirty (30) days prior to the expiration date of such insurance policies showing the above coverage to be in full force and effect.

All such insurance shall provide that it cannot be canceled except upon thirty
(30) days prior written notice to Landlord. Tenant shall comply with all rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates.

B. WAIVER OF SUBROGATION. Landlord and Tenant each agree that neither Landlord nor Tenant will have any claim against the other for any loss, damage or injury which is covered by insurance by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss. This release shall be valid only if the insurance policy in question permits waiver of subrogation or if the insurer agrees in writing that such waiver of subrogation will not affect coverage under said policy. Each party agrees to use its best efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

C. WAIVER OF CLAIMS. Except for claims arising from Landlord's negligence or willful misconduct that are not covered by Tenant's insurance required hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty, (iv) the Building, Premises or the operating and mechanical systems or equipment of the Building, being defective, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including without limitation, other tenants, contractors and invitees at the Building. Tenant agrees that Tenant's property loss risks shall be borne by its insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses. For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

                                   ARTICLE 9.

                                INDEMNIFICATION

Tenant shall indemnify and hold harmless Landlord and its agents, successors and assigns, including its Building Manager, from and against all injury, loss, costs, expenses, claims or damage (including attorney's fees and disbursements) to any person or property arising from, related to, or in connection with any use or occupancy of the Premises by or any act or omission (including, without limitation, construction and repair of the Premises arising out of Tenant's Work or subsequent work) of Tenant, its agents, contractors, employees, customers, and invitees, which indemnity extends to any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. This indemnification shall survive the expiration or termination of the Lease Term.

Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupants of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or wilful misconduct of others. To the extent not covered by all risk property insurance, Tenant agrees to pay all damage to the Building, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, fraud or willful misconduct of Tenant or any of its agents, contractors, employees, customers and invitees. Nothing contained herein shall be construed to relieve Landlord from liability for any claim, damage, loss or injury, resulting from its negligence, fraud or willful misconduct.

                                  ARTICLE 10.

                                CASUALTY DAMAGE

Tenant shall promptly notify Landlord or the Building Manager of any fire or other casualty to the Premises or to the extent it knows of damage, to the Building. In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is covered by Landlord's insurance, the Landlord will proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction unless such damage or destruction is incapable of repair or restoration within one hundred eighty (180) days, in which event Landlord or Tenant may, by written notice given to the other party within sixty (60) days of such damage or destruction, declare this Lease terminated as of the happening of such damage or destruction. Landlord agrees to give written notice to Tenant within forty-five (45) days of such damage or destruction setting forth Landlord's reasonable estimate of the amount of time necessary complete the repair or restoration. If the Landlord's sole opinion the net insurance proceeds recovered by reason of the damage or destruction will not be adequate to complete the restoration of the Building, Landlord shall have the right to terminate this Lease and all unaccrued obligations of the parties hereto by sending a notice of such termination to Tenant. To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, providing Tenant did not cause the fire or other casualty, Tenant shall be relieved of the same ratable portion of the Monthly Rent hereunder as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises may be restored. Landlord shall reasonably determine the amount of damaged or useless space and the square footage of the Premises referenced in the prior sentence.

                                  ARTICLE II.

                                  CONDEMNATION

In the event of a condemnation or taking of the entire Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority. In the event of a taking or condemnation of fifteen percent (15%) or more (but less than the whole) of the Building and without regard to whether the Premises are part of such taking or condemnation, Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days of Landlord receiving notice of such condemnation. All compensation awarded for any condemnation shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation. Providing, however that in the event this Lease is terminated, Tenant shall be entitled to make a separate claim for the taking of Tenant's personal property (including fixtures paid for by Tenant), and for costs of moving. Notwithstanding anything herein to the contrary, any condemnation award to Tenant shall be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Landlord or any Lender of Landlord and such award shall be limited to the amount of Rent actually paid by Tenant to Landlord for the period of time for which the award is given. Any additional portion of such award shall belong to Landlord. NOTHING CONTAINED IN THIS ARTICLE 11 SHALL PROHIBIT TENANT FROM INSTITUTING SEPARATE PROCEEDINGS TO PURSUE A SEPARATE CLAIM AGAINST THE CONDEMNING AUTHORITY FOR THE BOOK VALUE OF ANY PERMANENT LEASEHOLD IMPROVEMENTS TO THE PREMISES PAID FOR BY TENANT SO LONG AS SUCH CLAIM WILL NOT AFFECT OR DIMINISH ANY AWARD OR COMPENSATION OTHERWISE RECOVERABLE BY LANDLORD.

                                  ARTICLE 12.

                             REPAIR AND MAINTENANCE

A. TENANT'S OBLIGATIONS. SUBJECT TO ARTICLE 10 AND ARTICLE 11, Tenant shall keep the Premises in good working order, repair (and in compliance with all Laws now or hereafter adopted) and condition (which condition shall be neat, clean and sanitary, and free of pests and rodents) and shall make all necessary non-structural repairs thereto and any repairs to non-Building standard mechanical, HVAC, electrical and plumbing systems or components in or serving the Premises. Tenant's obligations hereunder shall include but not be limited to Tenant's trade fixtures and equipment, security systems, signs, interior decorations, floor-coverings, wall-coverings, entry and interior doors, interior glass, light fixtures and bulbs, keys and locks, and alterations to the Premises whether installed by Tenant or Landlord.

B. LANDLORD'S OBLIGATIONS. Landlord shall make all necessary structural repairs to the Building and any necessary repairs to the Building standard mechanical, HVAC, electrical, and plumbing systems in or servicing the Premises (the cost of which shall be included in Operating Expenses under Article 4 [TO THE EXTENT SPECIFIED IN ARTICLE 29]), excluding repairs required to be made by Tenant pursuant to this Article. Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is received by LANDLORD from Tenant. Landlord shall make every reasonable effort to perform all such repairs or maintenance in such a manner (in its judgment) so as to cause minimum interference with Tenant and the Premises but Landlord shall not be liable to Tenant for any interruption or loss of business pertaining to such activities. Landlord shall have the right to require that any damage caused by the willful misconduct of Tenant or any of Tenant's agents, contractors, employees, invitees or customers, be paid for and performed by the Tenant (without limiting Landlord's other remedies herein).

C. SIGNS AND OBSTRUCTIONS. Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord. If such work is done by Tenant through any person, firm or corporation not designated by Landlord, or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within ten (10) days of Landlord's demand therefor.

D. OUTSIDE SERVICES. Tenant shall not permit, except by Landlord or a person or company reasonably satisfactory to and approved by Landlord: (i) the extermination of vermin in, on or about the Premises; (ii) the servicing of heating, ventilating and air conditioning equipment; (iii) the collection of rubbish and trash other than in compliance with local government health requirements and in accordance with the rules and regulations established by Landlord, which shall minimally provide that Tenant's rubbish and trash shall be kept in containers located so as not to be visible to members of the public and in a sanitary and neat condition; or (iv) window cleaning, janitorial services or similar work in the Premises.

                                  ARTICLE 13.

                             INSPECTION OF PREMISES

Tenant shall permit the Landlord, the Building Manager and its authorized representatives to, UPON NOT LESS THAN 24 HOURS' NOTICE TO TENANT, enter the Premises to show the Premises during Normal Business Hours of Building and at other reasonable times to inspect the Premises and to make such repairs, improvements, alterations or additions in the Premises or in the Building of which they are a part as Landlord may deem necessary or appropriate; PROVIDED HOWEVER, THAT IN AN EVENT OF AN EMERGENCY, NO NOTICE SHALL BE REQUIRED.


                                  ARTICLE 14.

                             SURRENDER OF PREMISES

Upon the expiration of the Term, or sooner termination of the Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty excepted. All leasehold improvements and other fixtures, such as light fixtures and HVAC equipment, wall coverings, carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain, all without compensation, allowance or credit to Tenant. Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant's expense free of any and all claims of Tenant, as Landlord shall desire. All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant's expense and Landlord shall not be liable for the value, preservation or safekeeping thereof. At Landlord's option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. The Tenant hereby waives to the maximum extent allowable the benefit of all laws now or hereafter in force in this state or elsewhere exempting property from liability for rent or for debt.


                                  ARTICLE 15.

                                  HOLDING OVER

Tenant shall pay Landlord 150% of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom.

                                  ARTICLE 16.

                           SUBLETTING AND ASSIGNMENT

Tenant shall not, without the prior written consent of Landlord list the Premises or any part thereof as available for assignments or sublease with any broker or agent or otherwise advertise, post, communicate or solicit prospective assignees or subtenants through any direct or indirect means, nor assign this Lease or any interest thereunder, or sublet Premises or any part thereof, or permit the use of Premises by any party other than Tenant. In the event that during the term of this Lease, Tenant desires to sublease and introduces Landlord to a proposed replacement tenant for Tenant, which replacement tenant has a good reputation, is of financial strength at least equal to that of Tenant (as determined by Landlord in its sole REASONABLE discretion) and has a use for Premises and a number of employees reasonably consistent with that of Tenant's operation, the Landlord may consider such replacement tenant and notify Tenant with reasonable promptness as to Landlord's choice, at Landlord's sole REASONABLE discretion, of the following:

(a) The Landlord consents to a subleasing of the Premises or assignment of the lease to such replacement tenant (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD); provided that Tenant shall remain fully liable for all of its obligations and liabilities under this Lease and provided further that Landlord shall be entitled to any profit obtained by Tenant from such subletting or assignment; or;

(b) That upon such replacement tenant's entering into a mutually satisfactory new Lease for the Premises with Landlord, then Tenant shall be released from all further obligations and liabilities under this Lease (excepting only any unpaid rentals or any unperformed covenants then past due under this Lease or any guarantee by Tenant of replacement tenant's obligations); or

(c) That Landlord declines to consent to such sublease or assignment due to insufficient or unsatisfactory documentation furnished to Landlord to establish Tenant's reputation, financial strength and proposed use of and operations upon Premises; or

(d) That Landlord elects to cancel the Lease and recapture the Premises (in the case of an assignment) or that Landlord elects to cancel the Lease as to the portion thereof that Tenant had wished to sublease. In either such event Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of Tenant's request on the date set forth in a notice from Landlord in accordance with the provisions of this Lease relating to the surrender of the Premises. If this Lease shall be canceled as to a portion of the Premises only, the Rent payable by Tenant hereunder shall be abated proportionately according to the ratio that the area of the portion of the Premises surrendered (as computed by Landlord) bears to the area of the Premises immediately prior to such surrender. If Landlord shall cancel this Lease, Landlord may relet the Premises, or the applicable portion of the Premises, to any other party (including, without limitation, the proposed assignee or subtenant of Tenant), without any liability to Tenant.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, TENANT SHALL HAVE THE RIGHT AT ANY TIME DURING THE TERM OF THIS LEASE TO ASSIGN THIS LEASE, OR SUBLET ALL OR ANY PORTION OF THE PREMISES TO ANY ENTITY (i) OWNED OR CONTROLLED BY TENANT OR WHICH SHALL HOLD A MAJORITY OF TENANT'S STOCK; (ii) WHICH IS THE RESULT OF ANY MERGER OR CONSOLIDATION OF TENANT; OR (iii) WHICH SHALL PURCHASE SUBSTANTIALLY ALL OF THE ASSETS OF TENANT (COLLECTIVELY, "BUSINESS TRANSFER") PROVIDED THAT IN THE EVENT OF A BUSINESS TRANSFER WHICH IS AN ASSIGNMENT, THE ASSIGNEE ASSUMES THE OBLIGATIONS OF TENANT UNDER THE LEASE IN WRITING AND A COPY THEREOF IS PROMPTLY DELIVERED TO LANDLORD.

IN NO CASE MAY TENANT ASSIGN ANY OPTIONS TO ANY SUBLESSEE(S) OR ASSIGNEE(S) HEREUNDER, EXCEPT IN THE CASE OF A BUSINESS TRANSFER, ALL SUCH OPTIONS BEING DEEMED PERSONAL TO PIVOTAL SOFTWARE USA, INC. ONLY. CONSENT BY LANDLORD HEREUNDER SHALL IN NO WAY OPERATE AS A WAIVER BY LANDLORD OF, OR TO RELEASE OR DISCHARGE TENANT FROM, ANY LIABILITY UNDER THIS LEASE OR BE CONSTRUED TO RELIEVE TENANT FROM OBTAINING LANDLORD'S CONSENT TO ANY SUBSEQUENT ASSIGNMENT, SUBLETTING, TRANSFER, USE OR OCCUPANCY.


                                  ARTICLE 17.

                         SUBORDINATION, ATTORNMENT AND
                              MORTGAGEE PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. In the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure). The provisions of this Article shall be self-operative; however, Tenant shall execute such documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this
Article in recordable form. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed. NOTWITHSTANDING ANYTHING IN THIS ARTICLE 17 TO THE CONTRARY, LANDLORD AGREES TO USE GOOD FAITH EFFORTS TO PROCURE A NON-DISTURBANCE AGREEMENT FROM ANY FUTURE FIRST MORTGAGEE OR GROUND LESSOR OF THE BUILDING. TENANT UNDERSTANDS THAT (a) LANDLORD SHALL NOT BE OBLIGATED TO EXPEND ANY FUNDS TO PROCURE SUCH AGREEMENT AND (b) TENANT'S OBLIGATION UNDER THIS LEASE ARE NOT CONDITIONED ON LANDLORD'S OBTAINING SUCH AGREEMENT FROM ANY SUCH MORTGAGEE OR GROUND LESSOR AND TENANT'S SOLE AND EXCLUSIVE REMEDY FOR LANDLORD'S FAILURE TO USE SUCH

EFFORTS SHALL BE A CLAIM FOR ACTUAL DAMAGES DIRECTLY CAUSED AS A RESULT OF SUCH BREACH (EXCLUDING ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES), WHICH DAMAGES SHALL NOT EXCEED THE AMOUNT OF RENT PAYABLE UNDER THIS LEASE FROM AND AFTER THE DATE OF SAID DEFAULT, AND IN NO EVENT SHALL TENANT BE ENTITLED TO TERMINATE THIS LEASE OR TO ANY ABATEMENT OF RENT AS A RESULT OF SUCH BREACH. SUCH NON-DISTURBANCE AGREEMENT SHALL BE IN SUCH MORTGAGEE'S OR GROUND LESSOR'S CUSTOMARY FORM.

                                  ARTICLE 18.

                              ESTOPPEL CERTIFICATE

Tenant shall from time to time, upon written request by Landlord or Lender, deliver to Landlord or Lender, within ten (10) days after from receipt of such request, a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which the Rent has been paid; (iii) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default); and, (iv) the address to which notices to Tenant shall be sent; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Landlord may represent; (ii) not more than one month's Rent has been paid in advance; (iii) there are not defaults by Landlord; and, (iv) notices to Tenant shall be sent to Tenant's Address as set forth in Article 1 of this Lease. Notwithstanding the presumptions of this Article, Tenant shall not be relieved of its obligation to deliver said statement.

                                  ARTICLE 19.

                                    DEFAULTS

If Tenant: (i) fails to pay when due any installment or other payment of Rent AND SUCH FAILURE CONTINUES FOR FIVE (5) DAYS AFTER WRITTEN NOTICE THEREOF GIVEN BY OR ON BEHALF OF LANDLORD, WHICH NOTICE MAY BE GIVEN IN THE FORM OF A LANDLORD'S STATUTORY 5-DAY NOTICE USED IN CONNECTION WITH FORCIBLE ENTRY AND DETAINER PROCEEDINGS IN ILLINOIS, or to keep in effect any insurance required to be maintained; or (ii) becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within sixty (60) days of its filing, or (iii) fails to perform or observe any of the other covenants, conditions or agreement contained herein on Tenant's part to be kept or performed and such failure shall continue for thirty (30) days after notice thereof given by or on behalf of Landlord, or (iv) if the interest of Tenant shall be offered for sale or sold under execution or other legal process if Tenant makes any transfer, assignment, conveyance, sale, pledge, disposition of all or a substantial portion of Tenant's property, then any such event or conduct shall constitute a "default" hereunder.

If Tenant shall file a voluntary petition pursuant to the United States Bankruptcy Reform Act of 1978, as the same may be from time to time be amended (the "Bankruptcy Code"), or take the benefit of any insolvency act or be dissolved, or if any involuntary petition be filed against Tenant pursuant to the Bankruptcy Code and said petition is not dismissed within thirty (30) days after such filing, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within thirty (30) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then Landlord shall have all of the rights provided for in the event of nonpayment of the Rent.

If any alleged default on the part of the Landlord hereunder occurs, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any Mortgage whose address Tenant has been notified of in writing, and shall afford such Mortgage holder a reasonable opportunity to cure any alleged default on Landlord's behalf. In no event will Landlord be responsible for any damages incurred by Tenant, including but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

                                  ARTICLE 20.

                              REMEDIES OF LANDLORD

The remedies provided Landlord under this Lease are cumulative.

      i. Upon the occurrence of any default, Landlord may serve notice on Tenant that the Term and the estate hereby vested in Tenant and any and all other rights of Tenant hereunder shall cease on the date specified in such notice and on the specified date this Lease shall cease and expire as fully and with the effect as if the Term had expired for passage of time.

      ii. Without terminating this Lease in case of a default or if this Lease shall be terminated for default as provided herein, Landlord may re-enter the Premises, remove Tenant, or cause Tenant to be removed from the Premises in such manner as Landlord may deem advisable, with or without legal process, and using such reasonable force as may be necessary. In the event of re-entry without terminating this Lease, Tenant shall continue to be liable for all Rents and other charges accruing or coming due under this Lease.

      iii. If Landlord, without terminating this Lease, shall re-enter the Premises or if this Lease shall be terminated as provided in paragraph (a) above:

            (i) All Rent due from Tenant to Landlord shall thereupon become due and shall be paid up to the time of re-entry, dispossession or expiration, together with reasonable costs and expenses (including, without limitation, attorney's fees) of Landlord;

            (ii) SUBJECT TO (vi) BELOW, Landlord, without any obligation to do so, may relet the Premises or any part thereof for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions in reletting as Landlord, in the exercise of its reasonable business judgment, deems desirable. In connection with such reletting, Tenant shall be liable for all costs of the reletting including, without limitation, rent concessions, leasing commissions, legal fees and alteration and remodeling costs; and

            (iii) If Landlord shall have terminated this Lease, Tenant shall also be liable to Landlord for all damages provided for in law and under this Lease resulting from Tenant's breach including, without limitation, the difference between the aggregate rentals reserved under the terms of this Lease for the balance of the Term together with all other sums payable hereunder as Rent for the balance of the Term, less the fair rental value of the Premises for that period determined as of the date of such termination. For purposes of this paragraph, Tenant shall be deemed to include any guarantor or surety of the Lease.

      iv. Tenant hereby waives all right to trial by jury in any claim, action proceeding or counterclaim by either Landlord or Tenant against each other or any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant's use or occupancy or the Premises.

      v. In addition to the above, Landlord shall have any and all other rights provided a Landlord under law or equity for breach of a lease or tenancy by a Tenant.

      vi. IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAWS, LANDLORD SHALL USE REASONABLE EFFORTS TO MITIGATE THE DAMAGES RECOVERABLE BY LANDLORD DUE TO A DEFAULT BY TENANT UNDER THIS LEASE; BUT IN NO EVENT SHALL LANDLORD BE REQUIRED TO LEASE ANY PORTION OF THE PREMISES IN PREFERENCE TO THE LEASING OF ANY OTHER PORTION OF THE BUILDING.

                                  ARTICLE 21.

                                QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

                                  ARTICLE 22.

                            ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of the Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

                                  ARTICLE 23.

                                SECURITY DEPOSIT

To secure the faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, foregoing such covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant has deposited with Landlord the sum shown in
Article 1 as a "Security Deposit" on the understanding:

      i. that the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount;

      ii. that should the Premises be conveyed by Landlord, the Security Deposit or any balance thereof may be turned over to the Landlord's grantee, and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and its application or return, and Tenant agrees to look solely to such grantee for such application or return; and,

     iii. that Landlord may commingle the Security Deposit with other funds and not be obligated to pay Tenant any interest;

     iv. that the Security Deposit shall not be considered as advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Landlord against Tenant;

     v. that if Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed, the Security Deposit or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term. Tenant further covenants that it will not assign or encumber the money deposited herein as a Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   ARTICLE 24.

                              BROKERAGE COMMISSION

Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for the Broker(s) identified in Article
1. Tenant represents and warrants to Landlord that (except with respect to the Broker identified in Article 1 and with whom Landlord has entered into a separate brokerage agreement) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person. Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connection with any claimed agency relationship not referenced in Article 1.

                                  ARTICLE 25.

                                 FORCE MAJEURE

Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder; provided:

     i. nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of the Rent, or any delay in the cure of any default which may be cured by the payment of money;

     ii. no reliance by Tenant upon this Section shall limit or restrict in any way Landlord's right of self-help as provided in this Lease; and

     iii. Tenant shall not be entitled to rely upon this Section unless it shall first have given Landlord notice of the existence of any force majeure preventing the performance of an obligation of Tenant within five days after the commencement of the force majeure.





                                  ARTICLE 26.

     i. Landlord hereby grants to Tenant the right, in common with others authorized by Landlord, to use the parking facilities owned by Landlord and shown on Exhibit A, if any. Landlord, at its sole election, may designate the types and locations of parking spaces within the parking facilities which Tenant shall be allowed to use. Landlord shall have the right, at Landlord's sole election, to change said types and locations from time to time; provided, however, such designation shall be uniformly applied and shall not unfairly favor any tenant in the Building.

     ii. Commencing on the Commencement Date, Tenant shall pay Landlord the Parking Fee, if any, shown in Article 1, as Additional Rent, payable monthly in advance with the Monthly Rent. If there is a Parking Fee shown in Schedule 1, then thereafter, and throughout the Term, the parking rate for each type of parking space provided to Tenant hereunder shall be the prevailing parking rate, as Landlord may designate from time to time, at Landlord's sole election, for each such type of parking space. In addition to the right reserved hereunder by Landlord to designate the parking rate from time to time, Landlord shall have the right to change the parking rate at any time to include therein any amounts levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970, as amended, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or the reduction or control of motor vehicle traffic, or motor vehicle pollution.

     iii. If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the parking facilities and if requested by Landlord, such automobiles shall be identified by automobile window stickers provided by Landlord, and only such designated automobiles shall be permitted to use the parking facilities. If Landlord institutes such an identification procedure, Landlord may provide additional parking spaces for use by customers and invitees of Tenant on a daily basis at prevailing parking rates, if any. At Landlord's sole election, Landlord may make validation stickers available to Tenant for any such additional parking spaces, provided, however, if Landlord makes validation stickers available to any other tenant in the Building, Landlord shall make such validation stickers available to Tenant.

     iv. The parking facilities provided for herein are provided solely for the accommodation of Tenant and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or tenant's employees, customers, agents, contractors or invitees.


                                  ARTICLE 27.

                              HAZARDOUS MATERIALS

A. DEFINITION OF HAZARDOUS MATERIALS. The term "Hazardous Materials" for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety date sheet ("MSDS").

B. NO HAZARDOUS MATERIALS. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 6, provided: (a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers' instructions therefor, (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building BY THE TENANT, and shall be transported to and from the Premises BY THE TENANT in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord's trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

C. NOTICES TO LANDLORD. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority, OF WHICH TENANT RECEIVES NOTICE, with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made to TENANT or threatened AGAINST TENANT by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Article, and
(iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.

D. INDEMNIFICATION OF LANDLORD. If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Tenant shall further be required to indemnify and hold Landlord, Landlord's directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties and judgments directly or indirectly arising out of or attributable to a violation of the provisions of this Article by Tenant, Tenant's occupants, employees, contractors or agents. Any clean up, remediation and removal work shall be subject to Landlord's prior written approval (except as emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests. The provisions of this Article shall survive the expiration or earlier termination of this Lease.


                                  ARTICLE 28.

                     ADDITIONAL RIGHTS RESERVED BY LANDLORD

In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting and eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

     i. To name the Building and to change the name or street address of the Building;

    ii. To install and maintain all signs on the exterior and interior of the Building;

   iii. To designate all sources furnishing sign painting or lettering for use in the Building;

    iv. During the last ninety (90) days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy, without affecting Tenant's obligation to pay Rent for the Premises;

     v. To have pass keys to the Premises and all doors therein, excluding Tenant's vaults and safes;

    vi. On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, Lender, mortgagee, or assignee of any mortgage on the Building or Land and to others having an interest therein at any time during the Term, and to prospective tenants during the last six months of the Term;

   vii. To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all Laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever.

   vii. To relocate various facilities within the Building and on the land of which the Building is a part if Landlord shall determine such relocation to be in the best interest of the development of the Building and Property, provided that such relocation shall not materially restrict access to the Premises; and

    ix. To install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.


                                  ARTICLE 29.

                                 DEFINED TERMS

A. "Building" shall refer to the Building named in Article 1 of which the lease Premises are a part (including all modifications, additions and alterations made to the Building during the term of this Lease), the real property on which the same is located, all plazas, common areas and any other areas located on said real property and designated by Landlord for use by all tenants in the Building. A plan showing the Building is attached hereto as Exhibit A and made a part hereof and the Premises is defined in Article 2 and shown on said Exhibit A by cross-hatched lines.

B. "Common Areas" shall mean and include all areas, facilities, equipment, directories and signs of the Building (exclusive of the Premises and areas leased to other Tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building including, but not limited to, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas and service entrances. Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant's employees and invitees. Landlord reserves the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas.

C. "Default Rate" shall mean twelve percent (12%) per annum, or the highest rate permitted by applicable law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall be automatically reduced so as to prevent such result.

D.   "Hazardous Materials" shall have the meaning set forth in Article 27.

E. "Landlord" and "Tenant" shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

F. "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Building is located, and decisions of federal courts applying the Laws of such state.

G. "Lease" shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.

H. "Lease Year" shall mean each calendar year or portion thereof during the Term.

I. "Lender" shall mean the holder of a Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessee.

J. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Building or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

K. "Operating Expenses" shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance or repair of the Building as determined by Landlord.

Operating Expenses shall include, but not be limited to:

     1.1 costs of supplies, including, but not limited to, the cost of relamping all Building standard lighting as the same may be required from time to time;

     1.2 costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy source;

     1.3  costs of water and sanitary and storm drainage services;

     1.4  costs of janitorial and security services;

     1.5 cost of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Building;

     1.6  costs of maintenance and replacement of landscaping;

     1.7 insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building, PROVIDED, HOWEVER, IN NO EVENT SHALL SUCH A DEDUCTIBLE EXCEED $50,000.00, public liability insurance and any other insurance carried by Landlord on the Building, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine);

     1.8 labor costs, including wages and other payments, costs to Landlord of worker's compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

     1.9 professional building management fees required for management of the Building NOT TO EXCEED FIVE PERCENT (5%) OF "STABILIZED" RENTS DERIVED FROM THE BUILDING (I.E., ASSUMING THE BUILDING IS AT LEAST 95% OCCUPIED BY TENANTS WHO ARE PAYING RENT WITHOUT ABATEMENT);

     1.10 legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Building or in connection with making the computations required hereunder or in any audit of operations of the Building;

     1.11 the costs of capital improvements or structural repairs or replacements made in or to the Building in order to conform to changes, subsequent to the date of this Lease, in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein "Required Capital Improvements") or the costs incurred by Landlord to install a new or replacement capital item for the purpose of reducing Operating Expenses (herein "Cost Savings Improvements"). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord).

NOTWITHSTANDING THE FOREGOING, THE FOLLOWING ITEMS SHALL BE EXCLUDED FROM OPERATING EXPENSES: (i) ANY LEASING COMMISSIONS OR OTHER EXPENSES INCURRED IN LEASING SPACE IN THE BUILDING OR IN DISPUTES WITH PERSONS OTHER THAN TENANT;
(ii) TENANT IMPROVEMENT WORK FOR ANY TENANT, INCLUDING TENANT, AND OTHER EXPENSES WHICH RELATE TO PREPARATION OF RENTAL SPACE FOR A TENANT; (iii) EXPENSES OF INITIAL DEVELOPMENT AND CONSTRUCTION, INCLUDING BUT NOT LIMITED TO, REMODELING OF THE COMMON AREAS (AS DISTINGUISHED FROM MAINTENANCE, REPAIR AND REPLACEMENT OF THE FOREGOING), (iv) COSTS AND EXPENSES FOR WHICH LANDLORD RECEIVES OR IS ENTITLED TO BE PAID OR RECEIVE REIMBURSEMENT FROM INSURANCE PROCEEDS OR CONDEMNATION AWARDS, INDEMNIFICATION BY THIRD PARTIES OR OTHERWISE;
(v) FINANCING COSTS, INCLUDING INTEREST AND PRINCIPAL AMORTIZATION OF DEBTS;
(vi) ANY LIABILITIES, COSTS OR EXPENSES ASSOCIATED WITH OR INCURRED IN CONNECTION WITH THE REMOVAL, ENCLOSURE, ENCAPSULATION OR OTHER HANDLING OF HAZARDOUS MATERIALS NOT RELEASED IN CONNECTION WITH TENANT'S USE OR OCCUPANCY OF THE PREMISES OR THE COMMON AREAS OR NOT CAUSED BY TENANT, OTHER THAN REMOVAL, ENCLOSURE, ENCAPSULATION OR OTHER HANDLING REQUIRED BY ANY LAW HEREINAFTER ENACTED; (vii) COSTS OF UTILITIES AND OTHER SERVICES, INCLUDING APPLICABLE TAXES FOR WHICH LANDLORD IS ENTITLED TO DIRECT

REIMBURSEMENT FROM ANY OTHER TENANT; (viii) LANDLORD'S GENERAL OVERHEAD NOT ATTRIBUTABLE TO THE OPERATION AND MANAGEMENT OF THE BUILDING (E.G., THE ACTIVITIES OF LANDLORD'S OFFICERS AND EXECUTIVES OR PROFESSIONAL DEVELOPMENT EXPENDITURES); (ix) LATE FEES OR CHARGES INCURRED BY LANDLORD DUE TO LATE PAYMENT OF EXPENSES AND COSTS DUE TO LANDLORD'S VIOLATION OF ANY LAW; (x) TAKES ON LANDLORD'S BUSINESS (SUCH AS INCOME, BUSINESS AND OCCUPATION, EXCESS PROFITS, FRANCHISE, CAPITAL STOCK, ETC.); (xi) CHARITABLE OR POLITICAL CONTRIBUTIONS; AND (xii) DEPRECIATION CLAIMED BY LANDLORD FOR TAX PURPOSES (PROVIDED THIS EXCLUSION OF "DEPRECIATION" IS NOT INTENDED TO DELETE FROM OPERATING EXPENSES THE ACTUAL COSTS OF REQUIRED CAPITAL IMPROVEMENTS OR COST SAVINGS IMPROVEMENTS WHICH ARE PROVIDED FOR ABOVE).

In making and computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this paragraph and Article 4 as shall be reasonable and necessary to achieve the intention of the parties hereto.

L.   "Rent" shall have the meaning specified therefor in Article 3.

M.   "Tax" or "Taxes" shall mean:

     1.1 all real property taxes and assessment levied against the Building by any governmental or quasi-governmental authority. The foregoing shall include all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Building, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent, personal property taxes imposed upon fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Building which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below). Provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as of the Building were Landlord's only property, and provided further that in no event shall the term "taxes or assessment," as used herein, included any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations.

     1.2 all "assessments", including so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises of the Building or any legal or equitable interest of Landlord therein. For the purposes of this lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If as of the Commencement Date the Building has not been fully assessed as a completed project, for the purpose of computing the Operating Expenses for any adjustment required herein or under Article 4, the Tax shall be adjusted by Landlord, as of the date on which the adjustment is to be made, to reflect full completion of the Building including all standard Tenant finish work if the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Building shall be included within the term real estate taxes, except that the same shall not include any enhancement of said tax attributable to other income of Landlord. All of the preceding clauses K (1.1 and 1.2) are collectively referred to as the "Tax" or "Taxes".

All other capitalized terms shall have the definition set forth in the Lease.

                                  ARTICLE 30.

                            MISCELLANEOUS PROVISIONS

A.   RULES AND REGULATIONS.

Tenant shall comply with all of the rules and regulations promulgated by Landlord from time to time for the Building. A copy of the current rules and regulations is attached hereto as Exhibit D.

B.   EXECUTION OF LEASE.

If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

C.   NOTICES.

All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), to Tenant at the address set forth below, and if to Landlord, by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), at the addresses set forth below.

     Landlord:           at address shown in Article 1, item F.

     with a copy to:     Building Manager at address shown in Article 1, item G.

     Tenant:             at address shown in Article 1, item B.

     with a copy to:     DORSEY & WHITNEY LLP
                         U.S. BANK BUILDING CENTER, SUITE 400
                         1420 FIFTH AVENUE
                         SEATTLE, WASHINGTON 98101
                         ATTENTION: SERENA M. SCHOURUP, ESQ.

D.   TRANSFERS.

The term "Landlord" appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then Landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest and Tenant, upon such sale or transfer, shall look solely to the successor owner and transferee of the Building for performance of Landlord's obligations hereunder.

E.   RELOCATION.

Landlord shall be entitled during the Lease Term to cause Tenant to relocate from the Premises to a comparable space within the Building (a "Relocation Space") at any time after reasonable notice, which notice shall give Tenant no less than sixty (60) days advance notice. Landlord or the third party tenant replacing Tenant shall pay the expense of moving Tenant to a space within the Building comparable to the Premises and providing comparable leasehold improvements. Such a relocation shall not terminate, modify or otherwise affect the Lease, INCLUDING, WITHOUT LIMITATION, TENANT'S RIGHT OF FIRST OFFER, OPTION TO EXTEND, AND OPTION TO EXPAND UNDER ARTICLE 31, except with respect to the location of the Premises from and after the date of such relocation. "Premises", shall, thereafter, refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined.

F.  TENANT FINANCIAL STATEMENTS.

Upon the written request of Landlord, Tenant shall submit financial statements for its most recent financial reporting period and for the prior Lease Year. Landlord shall make such request no more than ONCE during any Lease Year. All such financial statements shall be certified as true and correct by the responsible officer or partner of Tenant and if Tenant is then in default hereunder, the financial statements shall be certified by an independent certified public accountant.

G.  RELATIONSHIP OF THE PARTIES.

Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

H.  ENTIRE AGREEMENT; MERGER.

This Lease embodies the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought.

I.  NO REPRESENTATION BY LANDLORD.

Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Building except as expressly set forth herein.

J.  LIMITATION OF LIABILITY.

Notwithstanding any provision in this Lease to the contrary, under no circumstances shall Landlord's liability or that of its directors, officers, employees and agents for failure to perform any obligations arising out of or in connection with the Lease or for any breach of the terms or conditions of this Lease (whether written or implied) exceed Landlord's equity interest in the Building. Any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of Landlord's interest in the Building. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Building and any judgments so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any Lender. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease. If Tenant claims or assets that Landlord has violated or failed to perform a covenant under the Lease, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies for any such violation or failure.

K.  MEMORANDUM OF LEASE.

Neither party, without the written consent of the other, will execute or record any this Lease or any summary or memorandum of this Lease in any public recorders office.

L.  NO WAIVERS; AMENDMENTS.

Failure of Landlord to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Landlord of that condition. No waiver shall be effective against Landlord unless in writing and signed by Landlord. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant.

M.  SUCCESSORS AND ASSIGNS.

The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

N.  GOVERNING LAW.

This Lease shall be governed by the law of the State where the Building is located.

O.  EXHIBITS.

All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

P.  CAPTIONS.

The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.

Q.  COUNTERPARTS.

This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  ARTICLE 31.

                             ADDITIONAL PROVISIONS

A.  RIGHTS OF FIRST OFFER

DURING THE TERM OF THIS LEASE BUT SUBJECT TO THE PRIOR RIGHTS OF ANY OTHER PARTY, IF ANY, TENANT IS HEREBY GRANTED A RIGHT OF FIRST OFFER ON THAT CERTAIN SPACE LOCATED ON THE FIFTH FLOOR OF THE BUILDING CONTIGUOUS TO THE PREMISES
AND CONTAINING APPROXIMATELY 1,342 SQUARE FEET OF RENTABLE SPACE AND ANY SPACE LOCATED ON THE SECOND FLOOR OF THE BUILDING WHICH MAY FROM TIME TO TIME BECOME VACANT (COLLECTIVELY, THE "ROFO SPACE"). BEFORE LANDLORD MARKETS ANY PORTION
OF THE ROFO SPACE TO ANY PARTY OTHER THAN THE THEN CURRENT OCCUPANT, IF ANY, OR THOSE HAVING A PRIOR RIGHT, LANDLORD WILL NOTIFY TENANT OF THE AVAILABILITY AND DESCRIPTION OF THE ROFO SPACE AND THE BASIC TERMS UNDER WHICH LANDLORD IS GOING TO MARKET THE ROFO SPACE AND TENANT WILL HAVE THE FIRST OPPORTUNITY TO LEASE SUCH ROFO SPACE PRIOR TO OTHER THIRD PARTIES. WITHIN SEVEN (7) DAYS OF SUCH NOTICE, TIME BEING OF THE ESSENCE, TENANT SHALL GIVE LANDLORD A NOTICE THAT IT EITHER DOES OR DOES NOT WISH TO ENTER INTO A LEASE WITH LANDLORD FOR THE ROFO SPACE. IN THE EVENT THAT TENANT'S NOTICE PROVIDES THAT IT DOES NOT WISH TO ENTER INTO A LEASE FOR THE ROFO SPACE OR IF TENANT FAILS TO GIVE LANDLORD THE NOTICE OF ITS DESIRES RESPECTING THE ROFO SPACE WITHIN THE FOREGOING REQUIRED SEVEN (7) DAY PERIOD, THEN LANDLORD SHALL BE ENTITLED TO PROCEED TO MARKET AND/OR LEASE THE ROFO SPACE TO A THIRD PARTY FREE AND CLEAR OF TENANT'S RIGHT OF FIRST OFFER, BUT ON ECONOMIC TERMS WHICH ARE NOT SUBSTANTIALLY MORE FAVORABLE THAN THOSE SUBMITTED TO TENANT IN LANDLORD'S NOTICE, WITHOUT ANY FURTHER RIGHTS OF TENANT TO LEASE SUCH SPACE, UNTIL LANDLORD FAILS TO CONSUMMATE A LEASE FOR SUCH SPACE OR SUCH THIRD-PARTY HAS VACATED THE ROFO SPACE AND SUCH SPACE IS AGAIN AVAILABLE FOR LEASING BY A THIRD-PARTY.

IN THE EVENT THAT TENANT GIVES LANDLORD A NOTICE AS REQUIRED IN THE PRECEDING PARAGRAPH THAT IT WISHES TO LEASE THE ROFO SPACE FROM LANDLORD, THEN TENANT SHALL HAVE THIRTY (30) DAYS FROM THE DATE OF THE NOTICE WITHIN WHICH TO AMEND THIS LEASE BY ADDING THE ROFO SPACE. IN THE EVENT TENANT FAILS TO SIGN SUCH AMENDMENT TO THIS LEASE WITHIN SAID THIRTY (30) DAY PERIOD, TIME BEING OF THE ESSENCE, THEN LANDLORD SHALL BE ENTITLED TO PROCEED TO MARKET AND/OR LEASE THE ROFO SPACE TO A THIRD PARTY FREE AND CLEAR OF SUCH RIGHT AND SUCH RIGHT SHALL BE DEEMED TERMINATED WITH RESPECT TO THE ROFO SPACE DESCRIBED IN THE NOTICE FROM LANDLORD.

B.   OPTION TO EXTEND

TENANT SHALL HAVE ONE (1) OPTION TO EXTEND THIS LEASE FOR AN ADDITIONAL PERIOD OF FIVE (5) YEARS. THE EXTENDED TERM SHALL BE ON ALL OF THE SAME TERMS AND CONDITIONS OF THIS LEASE WITH THE EXCEPTION THAT THE MONTHLY RENT FOR THE EXTENDED TERM SHALL BE LANDLORD'S THEN PREVAILING RENTAL RATE BEING CHARGED BY LANDLORD FOR SPACE IN THE BUILDING REASONABLY COMPARABLE TO THE PREMISES. IN ORDER FOR TENANT TO EXERCISE THIS OPTION TO EXTEND, TENANT MUST GIVE LANDLORD WRITTEN NOTICE OF ITS ELECTION TO EXTEND AT LEAST NINE (9) MONTHS (BUT NO SOONER THAN TWELVE (12) MONTHS) PRIOR TO THE NORMAL EXPIRATION DATE OF THE LEASE (TIME BEING OF THE ESSENCE), WHICH NOTICE SHALL REQUEST THAT LANDLORD PROVIDE TENANT WITH THE RENTAL RATE FOR THE EXTENDED TERM. LANDLORD SHALL FURNISH TENANT WITH THE RENTAL RATE FOR THE EXTENDED TERM WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF TENANT'S NOTICE TO EXTEND. THE PARTIES SHALL SIGN A WRITTEN AMENDMENT TO THIS LEASE CONFIRMING THE EXTENDED TERM AND THE CORRESPONDING RENTAL RATE AT LEAST THIRTY (30) DAYS PRIOR TO THE NORMAL EXPIRATION DATE OF THE LEASE, TIME BEING OF THE ESSENCE.

TENANT AGREES TO EXECUTE SUCH ADDITIONAL DOCUMENTS, IF ANY, AS LANDLORD MAY REASONABLY REQUIRE REGARDING ANY SUCH EXTENSION. THE FOREGOING OPTION TO EXTEND IS GIVEN ON THE EXPRESS CONDITION THAT TENANT MAY NOT EXERCISE THE FOREGOING OPTION TO EXTEND IF IT SHALL BE IN DEFAULT UNDER THE LEASE BEYOND ANY APPLICABLE CURE PERIOD. ANY ATTEMPTED EXERCISE WHILE IN DEFAULT SHALL BE NULL AND VOID AND OF NO EFFECT. TENANT HAS NO OTHER OPTION(S) TO EXTEND THE TERM OF THIS LEASE EXCEPT AS SET FORTH IN THIS PARAGRAPH. THIS OPTION TO EXTEND IS PERSONAL TO PIVOTAL SOFTWARE USA, INC. AND WILL BE NULL AND VOID IN THE EVENT OF ANY ASSIGNMENT OR TRANSFER OF THE LEASE, EXCEPT IN THE CASE OF A BUSINESS TRANSFER (AS DEFINED IN ARTICLE 16).

C.   EXPANSION OPTION

     i. FOR PURPOSES OF THIS LEASE, "OPTION SPACE" SHALL MEAN ANY SPACE IN THE BUILDING CONTAINING UP TO 8,000 SQUARE FEET (BUT NOT LESS THAN 5,000 SQUARE
FEET) OF RENTABLE AREA AS DESIGNATED BY LANDLORD AS HEREINAFTER PROVIDED.

     ii. TENANT SHALL HAVE AN OPTION (THE "EXPANSION OPTION") TO LEASE THE OPTION SPACE FOR A LEASE TERM COMMENCING ON A DATE OCCURRING DURING THE PERIOD (THE "EXPANSION PERIOD") COMMENCING ON THE FIRST DAY OF THE 36TH MONTH OF THE TERM AND EXPIRING ON THE LAST DAY OF THE 42ND MONTH OF THE TERM. THE EXPANSION OPTION IS GRANTED SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

          (1) TENANT SHALL GIVE LANDLORD WRITTEN NOTICE ("TENANT'S NOTICE") OF ITS ELECTION TO EXERCISE THE EXPANSION OPTION. TENANT'S NOTICE SHALL CONTAIN THE PROPOSED COMMENCEMENT DATE OF THE LEAST TERM FOR THE OPTION SPACE (WHICH DATE SHALL BE WITHIN THE EXPANSION PERIOD AND SHALL NOT BE EARLIER THAN THE DATE WHICH IS NINE (9) MONTHS AFTER THE DATE TENANT GIVES TENANT'S NOTICE TO LANDLORD);

          (2) TENANT SUBMITS CURRENT AUDITED FINANCIAL STATEMENTS OF TENANT TO LANDLORD CONCURRENTLY WITH TENANT'S NOTICE EXERCISING THE EXPANSION OPTION AND SUCH FINANCIAL STATEMENTS ARE APPROVED IN WRITING BY LANDLORD; AND

          (3) TENANT IS NOT IN BREACH OR DEFAULT UNDER THIS LEASE EITHER ON THE DATE THAT TENANT EXERCISES THE EXPANSION OPTION OR, UNLESS WAIVED IN WRITING BY LANDLORD, ON THE PROPOSED COMMENCEMENT DATE OF THE LEASE TERM FOR THE OPTION SPACE; AND

          (4) WITHIN THIRTY (30) DAYS AFTER RECEIPT BY LANDLORD OF TENANT'S NOTICE, LANDLORD SHALL GIVE TENANT WRITTEN NOTICE ("LANDLORD'S NOTICE") SETTING FORTH EITHER (A) THE DATE UPON WHICH THE OPTION SPACE SHALL BE AVAILABLE FOR OCCUPANCY AND THE ACTUAL LOCATION AND ACTUAL RENTABLE AREA OF THE OPTION SPACE, WHICH LANDLORD SHALL DETERMINE IN ITS SOLE DISCRETION OR (B) THAT LANDLORD DOES NOT HAVE ANY AVAILABLE SPACE IN THE BUILDING TO CONSTITUTE THE OPTION SPACE.

     iii. IF TENANT EXERCISES THE EXPANSION OPTION:

          (1) THE OPTION SPACE SHALL BE LEASED TO TENANT FOR A LEASE TERM COMMENCING ON THE DATE SPECIFIED IN LANDLORD'S NOTICE. THE LEASE TERM FOR THE OPTION SPACE SHALL BE COTERMINOUS WITH THE TERM FOR THE ORIGINAL PREMISES DEMISED UNDER THIS LEASE;

          (2) THE ANNUAL RATE OF BASE RENT PER RENTABLE SQUARE FOOT PAYABLE FOR THE OPTION SPACE SHALL AT ALL TIMES DURING THE LEASE TERM FOR THE OPTION SPACE BE EQUAL TO THE ANNUAL RATE OF BASE RENT PER RENTABLE SQUARE FOOT THEN PAYABLE UNDER THIS LEASE FOR THE ORIGINAL PREMISES. TENANT SHALL NOT BE ENTITLED TO RECEIVE ANY RENT ABATEMENT FOR THE OPTION SPACE. TENANT SHALL PAY ADDITIONAL RENT FOR THE OPTION SPACE, AS PROVIDED IN ARTICLE 4 OF THIS LEASE, COMMENCING IMMEDIATELY UPON THE COMMENCEMENT DATE OF THE LEASE TERM FOR THE OPTION SPACE, AND "TENANT'S PROPORTIONATE SHARE" AS DEFINED IN ARTICLE 1(N) SHALL MEAN THE PERCENTAGE DETERMINED BY DIVIDING THE AGGREGATE RENTABLE AREA OF THE ORIGINAL PREMISES AND THE OPTION SPACE BY THE RENTABLE AREA OF THE BUILDING, WHICH SHALL BE MEASURED UTILIZING THE BOMA STANDARD SET FORTH IN SECTION 1N ABOVE; AND

          (3) TENANT SHALL ACCEPT THE OPTION SPACE IN AN "AS-IS", "WHERE-IS" PHYSICAL CONDITION FROM LANDLORD, WITHOUT ANY AGREEMENT, REPRESENTATION, CREDIT OR ALLOWANCE FROM LANDLORD WITH RESPECT TO THE IMPROVEMENT OR CONDITION THEREOF.

     ALL OF THE PROVISIONS OF THIS LEASE TO THE EXTENT NOT INCONSISTENT WITH THE ABOVE PROVISIONS SHALL APPLY TO THE OPTION SPACE.

     iv. IF TENANT EXERCISES THE EXPANSION OPTION, LANDLORD AND TENANT SHALL EXECUTE AND DELIVER AN AMENDMENT TO THIS LEASE REFLECTING THE LEASE BY LANDLORD TO TENANT OF THE OPTION SPACE ON THE TERMS PROVIDED ABOVE, WHICH AMENDMENT SHALL BE EXECUTED AND DELIVERED WITHIN THIRTY (30) DAYS AFTER TENANT GIVES LANDLORD TENANT'S NOTICE.

     v. THE EXPANSION OPTION SHALL AUTOMATICALLY TERMINATE AND BECOME NULL AND VOID AND OF NO FORCE OR EFFECT UPON THE EARLIER TO OCCUR OF (1) THE EXPIRATION OR TERMINATION OF THIS LEASE, (2) THE TERMINATION OF TENANT'S RIGHT TO POSSESSION OF THE PREMISES, (3) THE ASSIGNMENT OF THIS LEASE BY TENANT, IN WHOLE OR IN PART, EXCEPT IN THE CASE OF A BUSINESS TRANSFER (AS DEFINED IN
ARTICLE 16), (4) THE SUBLEASE BY TENANT OF THE PREMISES, OR ANY PART THEREOF, EXCEPT IN THE CASE OF A BUSINESS TRANSFER (AS DEFINED IN ARTICLE 16), (5) THE RECAPTURE BY LANDLORD OF ANY SPACE UNDER ARTICLE 16 ABOVE, OR (6) THE FAILURE OF TENANT TO TIMELY OR PROPERLY EXERCISE THE EXPANSION OPTION.

     vi. IF (AND ONLY IF) LANDLORD'S NOTICE STATES THAT LANDLORD DOES NOT HAVE ANY AVAILABLE SPACE IN THE BUILDING TO CONSTITUTE THE OPTION SPACE, THEN TENANT SHALL HAVE THE OPTION (THE "TERMINATION OPTION") TO TERMINATE THIS LEASE EFFECTIVE AS OF A DATE (THE "TERMINATION DATE") WHICH SHALL BE THE LAST DAY OF ANY MONTH OF THE TERM AND WHICH SHALL BE ESTABLISHED BY TENANT. THE TERMINATION OPTION IS GRANTED SUBJECT TO THE FOLLOWING TERM AND CONDITIONS:

          (1) TENANT GIVES LANDLORD WRITTEN NOTICE ("TENANT'S TERMINATION NOTICE") OF TENANT'S ELECTION TO EXERCISE THE TERMINATION OPTION, WHICH NOTICE SHALL BE GIVEN NOT LATER THAN THIRTY (30) DAYS AFTER TENANT RECEIVES LANDLORD'S NOTICE;

          (2) TENANT'S TERMINATION NOTICE SHALL DESIGNATE THE ACTUAL TERMINATION DATE, WHICH SHALL BE NO EARLIER THAN THE DATE WHICH IS SIX (6) MONTHS AFTER THE DATE THAT LANDLORD RECEIVES TENANT'S TERMINATION NOTICE;

          (3) TENANT IS NOT IN DEFAULT UNDER THIS LEASE EITHER ON THE DATE THAT TENANT EXERCISES THE TERMINATION OPTION, OR UNLESS WAIVED IN WRITING BY LANDLORD, ON THE TERMINATION DATE;

          (4) TENANT PAYS TO LANDLORD CONCURRENTLY WITH TENANT'S EXERCISE OF THE TERMINATION OPTION, A CASH TERMINATION FEE (THE "FEE") IN AN AMOUNT EQUAL TO THE UNAMORTIZED AMOUNT (THE "UNAMORTIZED AMOUNT") AS OF THE TERMINATION DATE OF THE SUM OF THE FOLLOWING COSTS RELATING TO BOTH THE ORIGINAL PREMISES DEMISED UNDER THIS LEASE AND TO ALL EXPANSION SPACE SUBSEQUENTLY LEASED BY TENANT UNDER THIS LEASE:

               (a) ALL BROKERAGE COMMISSIONS PAID OR INCURRED BY LANDLORD IN CONNECTION WITH THE APPLICABLE SPACE; PLUS

               (b) ALL RENT ABATEMENTS AND CASH ALLOWANCES PROVIDED BY LANDLORD TO TENANT IN CONNECTION WITH THE APPLICABLE SPACE; PLUS

               (c) THE COSTS OF ALL TENANT IMPROVEMENT WORK (AND ALL ARCHITECTURAL FEES ASSOCIATED THEREWITH) PAID OR INCURRED BY LANDLORD IN CONNECTION WITH THE APPLICABLE SPACE,

     WHICH COSTS SHALL BE AMORTIZED ON A STRAIGHT-LINE BASIS OVER THE INITIAL TERM OF THIS LEASE (WITH RESPECT TO THOSE COSTS RELATING TO THE ORIGINAL PREMISES DEMISED UNDER THIS LEASE) OR OVER THE LEASE TERM FOR THE APPLICABLE EXPANSION SPACE (WITH RESPECT TO THOSE COSTS RELATING TO EACH EXPANSION SPACE), AS THE CASE MAY BE, PLUS INTEREST ON THE UNAMORTIZED AMOUNT AT THE RATE OF TWELVE PERCENT (12%) PER ANNUM, FROM THE COMMENCEMENT DATE OF THE TERM OF THIS LEASE (WITH RESPECT TO THAT PORTION OF THE UNAMORTIZED AMOUNT ATTRIBUTABLE TO THE ORIGINAL PREMISES DEMISED UNDER THIS LEASE) OR FROM THE COMMENCEMENT DATE OF THE LEASE TERM FOR THE APPLICABLE EXPANSION SPACE (WITH RESPECT TO THAT PORTION, IF ANY, OF THE UNAMORTIZED AMOUNT ATTRIBUTABLE TO EACH EXPANSION SPACE) TO THE TERMINATION DATE.

          (5) WITHIN THIRTY (30) DAYS AFTER LANDLORD'S RECEIPT OF A NOTICE FROM TENANT REQUESTING A DETERMINATION OF THE ACTUAL AMOUNT OF THE FEE, LANDLORD SHALL NOTIFY TENANT OF SUCH AMOUNT.

     vii. IF TENANT EXERCISES THE TERMINATION OPTION, ALL RENT SHALL BE PAID THROUGH AND APPORTIONED AS OF THE TERMINATION DATE (IN ADDITION TO PAYMENT BY TENANT OF THE FEE) AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS UNDER THIS LEASE FIRST ACCRUING AFTER THE TERMINATION DATE, EXCEPT THOSE WHICH ARE INTENDED TO SURVIVE THE EXPIRATION OR TERMINATION OF THE TERM.


                           (SIGNATURE PAGE FOLLOWS.)

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, as of this 19th day of April, 1999.


                                        LANDLORD:

Attest or Witness:                      MASSACHUSETTS MUTUAL LIFE
                                        INSURANCE COMPANY

                                        By: CORNERSTONE REAL ESTATE ADVISERS,
-----------------------------               INC., its agent

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                            Date:
                                                 -------------------------------


                                        TENANT:

Attest or Witness:                      PIVOTAL SOFTWARE USA, INC., a Washington
                                        corporation

    /s/ DIANE S. GOLDEN                     By:   /s/ CARMAN R. WENKOFF
-----------------------------                  ---------------------------------
        Diane S. Golden                               Carman R. Wenkoff

                                            Title:  Secretary
                                                  ------------------------------

                                            Date:   April 19, 1999
                                                 -------------------------------

                             Certificate of Tenant
                       (If A Corporation or Partnership)



     I, _______________________, Secretary or General Partner of Pivotal Software USA, Inc., Tenant, hereby certify that the officers executing the foregoing Lease on behalf of Tenant is/are duly authorized to act on behalf of and bind the Tenant.



                                                --------------------------------
                                                Secretary or General Partner



(Corporate Seal)